EXHIBIT 99.1

SCIVANTA MEDICAL CORPORATION RECEIVES FINAL PAYMENT RELATED TO SETTLEMENT WITH THE SYNTHO GROUP

Company receives payment of $2,550,000 to conclude its $3,100,000 settlement with the Syntho Group

SPRING LAKE, N.J., March 28, 2007 -- Scivanta Medical Corporation (OTCPK: SCVM) has received the final payment of $2,550,000 from Syntho Pharmaceuticals Inc. and its principal owner, Muhammed Malik (collectively, the “Syntho Group”), related to the settlement agreement entered into among Scivanta Medical Corporation, the Syntho Group and other related parties on November 22, 2006. The settlement agreement was entered into to resolve the litigation among these parties with respect to Scivanta Medical Corporation’s exclusive right to distribute the hormone replacement therapy drug, Syntest. Pursuant to the settlement agreement, the Syntho Group agreed to pay the Company an aggregate of $3,100,000, of which $250,000 was paid in connection with the execution of the settlement agreement, $300,000 was paid during the three month period following the settlement agreement and $2,550,000 was paid on March 27, 2007.

David LaVance, President and Chief Executive Officer of Scivanta Medical Corporation commented, “Receiving the final payment from the Syntho Group ends many years of litigation surrounding the distribution of the hormone replacement therapy drug, Syntest. The Company will use the proceeds from the settlement for working capital purposes and to fund the development of the Hickey Cardiac Monitoring System, a minimally-invasive two-balloon esophageal catheter system used to monitor cardiac performance. The funds will also enable us to further implement our strategic plan to identify new technologies and products for possible acquisition.”

About Scivanta Medical Corporation

Scivanta Medical Corporation is focused on acquiring and developing medical technologies and products which offer advantages over available medical procedures and treatments. The company has acquired the exclusive worldwide rights to develop, make and sell certain proprietary technologies known as the Hickey Cardiac Monitoring System (the “HCMS”), a minimally-invasive two-balloon esophageal catheter system used to monitor cardiac performance. The HCMS is expected to provide the primary measurements of cardiac performance in a minimally invasive and cost-effective manner and is designed to be used outside of an intensive care setting. As Scivanta Medical Corporation develops the HCMS, it expects to continue to review for acquisition other medical technologies and products that are sold, or capable of being sold, in a specialty or niche market.

Forward-Looking Statements

Statements about the Scivanta Medical Corporation's future expectations and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which Scivanta Medical Corporation may participate; competition within Scivanta Medical Corporation’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by Scivanta Medical Corporation to successfully develop or acquire products and form new business relationships. Scivanta Medical Corporation intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Scivanta Medical Corporation's actual results could differ materially from expected results.

Contact:

Scivanta Medical Corporation
Tom Gifford, Chief Financial Officer
Tel.: (732) 282-1620 x15
Fax: (732) 282-1621

The Investor Relations Group
Investor Relations
James Carbonara/Dan Berg, 212-825-3210
Media Relations
Bill Douglass/Rachel Anscher, 212-825-3210